UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 13, 2017

EVERTEC, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	66-0783622
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Cupey Center Building, Road 176, Kilometer 1.3, San Juan, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2017 the Compensation Committee (the “Committee”) recommended and the Board of Directors (the “Board”) of Evertec Inc. (the “Company”) approved a one-time special grant of restricted stock units (“RSUs”) pursuant and subject to the Company’s 2013 Equity Incentive Plan as a retention grant (“Retention Grant”) to all of its executives and other key employees. The Committee believes that this action is necessary to assist the Company in retaining key individuals in light of the humanitarian disaster caused by the direct hit of Hurricane Maria in Puerto Rico. The hardships associated with this catastrophic event have severely heightened the possibility that executives and key employees may entertain and accept offers from competitors located outside Puerto Rico, and in particular in the United States.

The RSUs under the Retention Grant shall be granted on November 20, 2017 and the number of RSUs granted shall be based on the Company’s closing common stock price on the grant date. These RSUs will be subject to time-based restrictions and will vest 40% on the second anniversary and 60% on the third anniversary of the date of the grant. The following table sets forth the total award value approved for the Retention Grant for each of the following executives (who are our “named executive officers” under SEC rules):

Named Executive Officer	Retention Grant Award Value ($)
Morgan M. Schuessler, Jr.	3,000,000
Peter J.S. Smith	1,000,000
Miguel Vizcarrondo	500,000
Philip E. Steurer	500,000

On November 10, 2017, the Committee also recommended and the Board approved an adjustment to the calculation of the executives’ annual cash bonus for 2017 (the “Cash Bonus Adjustment”). As disclosed in the Company’s 2017 Proxy Statement dated May 25, 2017, the target annual cash bonus as a percentage of salary is a mix between corporate performance, business metric and individual performance for the relevant year. The approved adjustment consists in evaluating those targets as of a date prior to the Hurricanes Irma and María and annualizing the results for purposes of payment of the 2017 cash bonus, subject to a cap of 100% of the original target bonus percentage. The Committee and the Board considered various factors, including the fact that the executives were on track to surpass certain of the relevant performance metrics prior to the hurricanes and that the executives performed admirably during and immediately after the hurricanes. Even though the Cash Bonus Adjustment was approved in November, the Committee will still make all 2017 cash bonus evaluations and final decisions in a meeting during the first quarter after the end of the Company’s 2017 fiscal year as it normally does.

The Committee recommended the Retention Grants and the Cash Bonus Adjustments to the Board after consultation with and the recommendation of the Company’s independent compensation consulting firm Frederic W. Cook & Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)
Date: November 13, 2017	By:	/s/ Luis Rodríguez-González
Name: Luis Rodríguez-González Title: General Counsel & EVP